EXHIBIT 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.

PROMISSORY NOTE

SWK TECHNOLOGIES, INC.

4.25% Note

Due November 13, 2026

Issuance Date: November 13, 2023

Initial Principal Amount: $1,025,000 (subject to downward adjustment)

This Promissory Note (this “Note”) is issued by SWK TECHNLOGIES, INC. (the “Company”), to JCS COMPUTER RESOURCE CORPORATION. (the “Holder”), pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest. For value received, on or before November 13, 2026 (the “Maturity Date”), the Company hereby promises to pay to the order of the Holder in lawful money of the United States of America and in immediately available funds the principal sum of One Million Twenty-Five Thousand United States Dollars ($1,025,000), together with interest on the unpaid principal of this Note at the rate of tour and one-quarter percent (4.25%) per annum (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Note until paid, subject to adjustment as provided herein.

Section 1.02 Adjustment to Principal. This Note is being executed in connection with that certain Asset Purchase Agreement dated November 13, 2023 by and between the Company, as Buyer, and the Holder, as Seller (the “APA”). Capitalized terms not defined herein shall have the meanings set forth in the APA. The Company has purchased certain customer lists, agreements, contracts, and other Purchased Assets in connection with the APA. As set forth in Sections 2.05(b)(i) and 2.05(b)(ii) of the APA, the principal amount of this Note will be subject to a downward adjustment in the event the Company’s subscription renewal revenue or other recurring monthly revenue during the one-year period immediately following November 13, 2023 (the “Closing Date”) from any Existing Customers of Holder is less than 95% of the subscription renewal and recurring monthly revenue received by Holder from Existing Customers during the one year period immediately prior to the Closing Date (November 12, 2022 to November 12, 2023). In the event that subscription renewal revenue and other recurring monthly revenue received by the Company from Existing Customers during the one-year period immediately following the Closing Date is less than 95% of the subscription renewal revenue and other recurring monthly revenue received by Seller from Existing Customers during the one-year period immediately preceding the Closing Date (as reflected in Section 2.05(b)(ii) of the Disclosure Schedules), the principal amount of this Note will be reduced. As an example, if the annual subscription renewals and other recurring monthly revenue of Existing Customers received by Seller during the one-year period preceding the Closing Date was $1,000,000 and the annual subscription renewals and other recurring monthly revenue of Existing Customers received by the Company during the one-year period following the Closing Date was $900,000, this will represent a 10% loss of the renewal revenue conveyed to the Company. The reciprocal of this percentage loss, which would be 90%, would then be multiplied by the outstanding principal amount of this Note of $1,025,000, and the new outstanding principal amount of this Note would be $922,500, which is the amount which will be due and owing and paid in accordance with the terms of this Note. The measuring period for any downward adjustment shall be as of the one-year anniversary of the Closing Date. Notwithstanding the foregoing, under no circumstances shall the principal amount of this Note be reduced by reason of such downward adjustment by more than $200,000 (i.e., to a principal amount below $825,000). Notwithstanding the foregoing, the Buyer Note will not be subject to downward adjustment to the extent a loss of subscription renewal or recurring monthly revenue is due to the action or inaction of Buyer with no fault or responsibility of any kind being attributable to Seller.

Section 1.03 Principal and Interest Payments. The principal and interest payable on this Note shall be paid in installments commencing with an initial payment on November 13, 2024, which shall reflect an annual payment, and quarterly payments thereafter on each of February 13, 2025, May 13, 2025, August 13, 2025, November 13, 2025, February 13, 2026, May 13, 2026, August 13, 2026 and November 13, 2026. The attached Schedule I reflects, by way of example, the amortization of the Note if the adjusted principal amount of the note was $1,025,000.

Section 1.04 Events of Default. Each of the following events, individually or in any combination thereof, shall constitute an “Event of Default”:

a.	any payment of principal and/or interest under this Note shall not be paid within five (5) Business Days of the date that such payment was due;

b.	a court shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company for any substantial part of the property of the Company or ordering the winding up or liquidation of the affairs of the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; and

c.	the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or the Company shall make any general assignment for the benefit of creditors;

d.	failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Note.

If an Event of Default shall occur, the unpaid principal and accrued interest hereunder shall become immediately due and payable without any declaration or other act on the part of the Holder. Additionally, immediately upon the occurrence of any Event of Default the Holder, without any notice to the Borrower, which notice is hereby expressly waived by the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Holder under this Note and any and all rights and remedies available to the Holder at law and/or in equity.

ARTICLE II.

Section 2.01 Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

To the Company:
SWK Technologies, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Telephone: (973) 758-6108
Attention: Mark Meller
E-mail: mark.meller@swktech.com

with a copy to:	Lucosky Brookman LLP
101 Wood Avenue South
Woodbridge, NJ 08830
Attention: Scott Rapfogel
E-mail: srapfogel@lucbro.com

To the Holder:
JCS Computer Resource Corporation
778 West Algonquin Road
Arlington Heights, IL 60005
Attention: Jennifer O’Brien, President
E-mail: jennifer.obrien@jcscomputer.com

with a copy to:	Weisman, Young & Ruemenapp PC
30100 Telegraph Road, Suite 428
Bingham Farms, MI 48025
Telephone : (248) 978-5847
Attention: Eric T. Weiss
E-mail: eweiss@wyrpc.com

Section 2.02 Governing Law. This Note shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Middlesex County, New Jersey in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

Section 2.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 2.04 Entire Agreement and Amendments; Assignment. This Note represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the parties hereto.

Section 2.05 Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute an instrument.

Section 2.06 Default Interest. From and after an Event of Default under this Note, which default has not been cured within the applicable time period (if any) interest shall thereafter accrue on the then-outstanding principal balance of this Note at the rate of ten percent (10.0%) per annum or the highest rate allowed by law, whichever is lower.

Section 2.07 Expenses. The Company agrees to pay to the Holder all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Note.

Section 2.08 Miscellaneous. This Note shall be deemed to be a contract under the laws of the State of New Jersey, and for all purposes shall be construed in accordance with the laws of said state without regard to conflict of law principles. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Promissory Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof. Any provision of this Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Note shall bind the Company and its successors and permitted assigns. The rights under and benefits of this Note shall inure to the Holder and its successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

Date: November 13, 2023

SWK Technologies, Inc.

By:	/s/ Mark Meller
Name:	Mark Meller
Title:	Chief Executive Officer

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